EXHIBIT 10.5

THIRD AMENDMENT TO AMENDED AND RESTATED SUBLEASE

BETWEEN

NST CONSULTING, LLC

AND

ACLARIS THERAPEUTICS, INC.

This Third Amendment to the Amended and Restated Sublease (“Third Amendment”) made and entered into this 8th day of February 2016 and effective as of December 1, 2015 (“Effective Date”), by and between NST CONSULTING, LLC, hereinafter referred to as “Sublandlord” and ACLARIS THERAPEUTICS, INC, hereinafter referred to as “Subtenant”.

WHEREAS, Sublandlord currently leases certain premises consisting of 15,272 rentable square feet of space commonly referred to as Suite 400 (“Premises”) located at 101 Lindenwood Drive, Malvern, Pennsylvania 19355 (“Building”) from Landlord and subleases 4,833 rentable square feet of such Premises to Subtenant pursuant to that certain Amended and Restated Sublease dated March 3, 2014, as amended, hereinafter referred to as “Sublease,” the Premises being more particularly described therein; and

WHEREAS,  NEXEPTION, INC. assigned all rights and obligations under the Sublease to its Affiliate, NST Consulting, LLC pursuant to an Assignment and Assumption Agreement dated August 11, 2015; and

WHEREAS, Sublandlord and Subtenant wish to further amend the Sublease as follows;

NOW, THEREFORE, in consideration of and the agreement of each other, Sublandlord and Subtenant agree that the Sublease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals.  The recitals set forth above, the Sublease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Third Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sublease.

2.  The following sections of the Sublease Term are amended as follows:

a.  Exhibit A to the Sublease is deleted in its entirety and replaced with the new Exhibit A attached hereto and made a part hereof.  All references to Exhibit A in the Sublease are references to this new Exhibit A.

b.  Section 2 Sublease Space and Term. Section 2 of the Sublease is deleted in its entirety and replaced with the following new paragraph:

“Commencing on December 1, 2015, the parties agree to increase the portion of the Premises subleased to Subtenant from 4,833 to 9,436 square feet and commencing on June 1, 2016, the parties agree to increase the portion of the Premises subleased from Subtenant from 9,436 to 11,659 square feet, each of which increase is greater than twenty percent (20%) of the Sublease Space.  Exhibit A is hereby deleted and replaced with the new Exhibit A attached hereto and made a part hereof.”

c. Section 3(a) Fixed Rent. Commencing on December 1, 2015, Subtenant shall pay Sublandlord the following Fixed Rent for the Sublease Space per month, in advance, without notice, demand, offset, or counterclaim, on the first day of each month during the Sublease Term:

Time Period	Rent/RSF	Monthly Installment
12/01/15-5/31/16**	$22.00*	$17,300.00

*     Plus any charges set forth in Articles 6 and Article 7 of the Master Lease

**   Subtenant will pay electric costs pursuant to Article 6 of the Master Lease and janitorial costs in the amount of $1.26 per rentable square feet of the Premises.

c. Section 3(e) Additional Rent. Commencing on December 1, 2015, Subtenant’s Allocated Share for the Sublease Space is 61.5 0% and commencing on June 1, 2016, Subtenant’s Allocated Share for the Sublease Space is   76.0% of Sublandlord’s Allocated Share, as such share may be adjusted, from time to time, on the basis of corresponding changes in the square footage of the Sublease Space.

d. Section 6 Security Deposit. Commencing on June 1, 2016, Subtenant’s Security Deposit shall be increased from $20,000 to $25,000.

3. Binding Effect.  Except as expressly amended hereby, the Sublease remains in full force and effect in accordance with its terms.  Subtenant specifically acknowledges and agrees that Article 22(f) of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

Commencing on June 1, 2016, Subtenant shall pay Sublandlord the following Fixed Rent for the Sublease Space per month, in advance, without notice, demand, offset, or counterclaim, on the first day of each month during the Sublease Term:

**
Time Period	Rent/RSF	Monthly Installment
6/01/16 -11/30/16**	$22.00*	$21,375.00
12/01/16 -11/30/17**	$22.50*	$21,860.63
12/1/17 -11/30/18**	$23.00*	$22,346.42
12/1/18 -11/30/19**	$23.50*	$22,832.21

*   Plus any charges set forth in Articles 6 and Article 7 of the Master Lease

** Subtenant will pay electric costs pursuant to Article 6 of the Master Lease and janitorial costs in the amount of $1.26 per rentable square feet of the Premises.

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Third Amendment on the date first above written.

SUBLANDLORD: NST CONSULTING, LLC By:

WITNESS:

_/s/ Melissa Walker____________	By: _/s/ Douglas Gessl________________ Name: Douglas Gessl Title: CFO

SUBTENANT: ACLARIS THERAPEUTICS, INC.
ATTEST:

_/s/ Kamil Ali-Jackson__________	By: _/s/ Neal Walker___________________ Name: Neal Walker Title: CEO